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                                                                   Exhibit 99.02

                             MEDIQUAL SYSTEMS, INC.
                              1900 WEST PARK DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 18, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Eric A. Kriss and William C. Price, and either of them, as Proxies, with full powers of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of MediQual Systems, Inc. ("MediQual") Common Stock, Class B Preferred Stock and Class C Preferred Stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of MediQual to be held at MediQual's principal offices at 1900 West Park Drive, Westborough, Massachusetts, on August 18, 1997 at 10:00 a.m. and at any postponements or adjournments thereof, with all powers the undersigned would possess if personally present:

The Board of Directors recommends a vote "FOR":

1. The approval and adoption of the execution of the Amended and Restated Agreement and Plan of Merger, dated as of July 7, 1997 (the "Merger Agreement"), among Cardinal Health, Inc., Hub Merger Corp. ("Subcorp") and MediQual and to approve the merger of Subcorp. with and into MediQual upon the terms and subject to the conditions of the Merger Agreement and as more fully described in the Proxy Statement/Prospectus dated July 7, 1997.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

2. The consideration of such other matters incidental to the Merger as may properly come before the Meeting. The Board of Directors at present knows of no other matters to be brought before the Meeting.

This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposal 1 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the meeting or any adjournment or postponement thereof.

Signature                                           Date:                 1997
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Signature if held jointly                           Date:                 1997
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IMPORTANT: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in name by an authorized person.

             PLEASE DATE AND MAIL IN ENCLOSED POSTAGE-PAID ENVELOPE.